UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2013

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2013, Independence Realty Operating Partnership, LP, or the purchaser, entered into an agreement for the purchase of real estate and related property, or the purchase agreement, with JRC/CSE Eagle Ridge JV, LLC, or the seller, regarding a property known as The Reserve at Eagle Ridge located in Waukegan, Illinois, or the property. The purchaser is the operating partnership of Independence Realty Trust, Inc., or the registrant. The seller does not have any material relationship with the registrant or its affiliates.

Pursuant to the terms and conditions of the purchase agreement, the purchase price for the property is $29,000,000 payable as follows: (1) a deposit of $500,000 comprised of an initial deposit of $250,000 paid at signing and an additional deposit of $250,000 to be paid after the expiration of the due diligence period on January 22, 2014, and (2) at the closing of the transaction, the balance of the purchase price, after any adjustments and prorations provided for in the purchase agreement, in cash. The seller has agreed to pay off and retire the seller’s existing financing on the property. The purchaser may terminate the purchase agreement with or without cause prior to the expiration of the due diligence period. If the purchaser terminates the purchase agreement after the expiration of the due diligence period, the purchaser’s deposit will be non-refundable. The purchaser expects to finance a portion of the purchase price pursuant to its secured revolving credit facility with The Huntington National Bank and the remainder with available cash.

The property has 370 apartment units and the unit mix is comprised of six studios, 130 one bedroom, one bathroom apartments, 156 two bedroom, one bathroom apartments and 78 two bedroom, two bathroom apartments with an average size of 817 square feet. Unit amenities include dishwashers and in-unit washer/dryers in 312 apartments. Property amenities include parking, a swimming pool and sun deck, community room, children’s playground and a fitness center. As of August 2013, the property’s occupancy rate was 95.3% and the average monthly effective rent per occupied unit was $900. The last major renovation of the property was completed in 2008.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with whether the purchaser will be able to complete the acquisition of the property, including, without limitation, whether the purchaser will be satisfied with the results of its due diligence on the property, whether the closing conditions set forth in the purchase agreement will be satisfied, the seller’s ability to repay its existing financing on the property, the purchaser’s ability to obtain financing on the property and other risks described in the "Risk Factors" section of the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

December 23, 2013	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer